UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  March 11, 2010

GTX CORP
(Exact name of registrant as specified in its charter)

Nevada	000-53046	98-0493446
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

117 W. 9th Street, #1214 Los Angeles, California		90015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (213) 489-3019

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On November 16, 2009 GTX Corp, a Nevada corporation (the “Company”), entered into an Investment Agreement (“Investment Agreement”) with Dutchess Opportunity Fund, II, LP (formerly known as Dutchess Equity Fund, L.P. and herein referred to as the “Investor”) pursuant to which the Investor committed to purchase up to $10,000,000 of the Company’s common stock, over the course of thirty-six months (the “Equity Line Financing”).  The aggregate number of shares the Company can sell to the Investor under the Investment Agreement is 12,000,000.  Under the Investment Agreement, the Company is entitled to draw on the facility from time to time by putting (selling) shares to the Investor.  The maximum amount that the Company is entitled to put to the Investor under the Investment Agreement in any one draw notice is 200% of the average daily volume (U.S. market only) of the common stock for the three (3) trading days prior to the date of delivery of the applicable put notice, multiplied by the average of the closing prices for such trading days.  The purchase price of the shares sold to the Investors is ninety-four percent (94%) of the volume weighted average price (VWAP) of the Company’s common stock during the five (5) consecutive trading day period beginning on the trading day immediately following the date of delivery of the applicable put notice.

On March 11, 2010, the Company and the Investor entered into an Amendment to the Investment Agreement. Under the Amendment, the parties agreed to change (i) the amount that the Company can sell to the Investor under the Equity Line Financing at any time, and (ii) the pricing of the shares sold to the Investor.   As revised by the amendment, the Company can, at its option, sell to the Investor at any time the greater of (a) the currently permitted amount (i.e. 200% of the average daily volume of the common stock for the three trading days prior to the date of the put notice), or (b) any other specified amount, up to $500,000.  The amendment also changed the pricing for such sales of common stock to Investor, so that the purchase price now payable by the Investor is equal to 94% of the lowest daily VWAP of the Company’s common stock during the five consecutive trading day period beginning on the trading day immediately following the date of delivery of the applicable put notice.

Finally, under the Amendment, the parties also agreed that if the Investor receives more than ten percent (10%) net profit from its disposition of the shares sold from any put submitted by the Company, any such net profits over ten percent (10%) of the shares disposed of from any put will be promptly remitted to the Company.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1   Amendment, dated March 11, 2010, to Investment Agreement by and between GTX Corp and Dutchess Opportunity Fund, II, LP (formerly known as Dutchess Equity Fund, LP) dated November 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTX CORP

March 17, 2010	By:	/s/ Murray Williams
Name: Murray Williams
Title: Chief Financial Officer